                                                                   EXHIBIT 10.40

================================================================================

                                 LOAN AGREEMENT


                            JAMESON PROPERTIES, LLC

                                      and

                                   FIRST BANK

                                _________, 2000



================================================================================

                               TABLE OF CONTENTS
                               -----------------

                                                               PAGE

1.  DEFINITIONS AND RULES OF INTERPRETATION................... -1-
1.1.  Definitions............................................. -1-
1.2.  Rules of Interpretation................................. -9-

2.  THE NOTE; INTEREST; MATURITY AND PREPAYMENT...............-10-
2.1.  The Note................................................-10-
2.2.  Funds for Payments......................................-10-
2.3.  Computations............................................-10-
2.4.  Maturity................................................-11-
2.5.  Commitment Fee..........................................-11-
2.6.  Interest on Overdue Amounts.............................-11-
2.7.  Prepayment..............................................-11-
2.8.  Alienation..............................................-11-

3.  AGREEMENT TO MAKE NOTE B ADVANCES; LIMITATIONS............-11-
3.1.  Agreement to Make Advances under Note B.................-11-
3.2.  Draw Request............................................-11-
3.3.  Amount; Notice and Frequency of Advances................-12-
3.4.  Advances Do Not Constitute a Waiver.....................-12-
3.5.  Cessation of Disbursements..............................-12-

4.  CONDITIONS TO CLOSING.....................................-12-
4.1.  Loan Documents..........................................-13-
4.2.  Contracts...............................................-13-
4.3.  Certified Copies of Organizational Documents............-13-
4.4.  Deliveries..............................................-13-
4.5.  Legal Opinions..........................................-15-
4.6.  Lien Search.............................................-15-
4.7.  Appraisal...............................................-15-
4.8.  Commitment Fee;  Other Fees and Expenses................-15-
4.9.  Performance; No Default.................................-15-
4.10.  Truth of Representations and Warranties................-15-
4.11.  Waiver of Requirements.................................-15-

5.  CONDITIONS OF SUBSEQUENT ADVANCES.........................-16-
5.1.  Prior Conditions Satisfied..............................-16-
5.2.  Performance; No Default.................................-16-
5.3.  No Damage...............................................-16-
5.4.  Receipt of Documents by the Lender......................-16-
5.5.  Liens...................................................-16-

6.  CERTAIN RIGHTS OF THE LENDER............................. -16-
6.1.  Right to Obtain Appraisals............................. -16-

7.  REPRESENTATIONS AND WARRANTIES........................... -17-
7.1.  Organization; Authority; Etc........................... -17-
7.2.  Title to Property and other Properties................. -18-
7.3   Financial Statements................................... -18-
7.4.  No Material Changes, Etc............................... -18-
7.5.  Litigation............................................. -18-
7.6.  No Materially Adverse Contracts, Etc................... -19-
7.7.  Compliance With Other Instruments, Laws, Etc........... -19-
7.8.  Tax Status............................................. -19-
7.9.  No Event of Default.................................... -19-
7.10.  Investment Company Act................................ -19-
7.11.  Absence of Financing Statements, Etc.................. -19-
7.12.  Setoff, Etc........................................... -19-
7.13.  Condition of Property................................. -20-
7.14.  Other Contracts....................................... -20-
7.15.  Real Property Taxes; Special Assessments.............. -20-
7.16.  Effect of Draw Request................................ -20-

8.  AFFIRMATIVE COVENANTS OF THE BORROWER.................... -20-
8.1.  Punctual Payment....................................... -20-
8.2.  Maintenance of Office.................................. -20-
8.3.  Records and Accounts................................... -20-
8.4.  Financial Statements, Certificates and Information..... -21-
8.5.  Notices................................................ -22-
8.6.  Existence; Maintenance of Properties................... -23-
8.7.  Insurance.............................................. -23-
8.8.  Taxes.................................................. -24-
8.9.  Inspection of Property, Other Properties and Books..... -25-
8.10.  Compliance with Laws, Contracts, Licenses, and Permits -25-
8.11.  Further Assurances.................................... -25-
8.12.  Operating Accounts.................................... -26-
8.13.  Reserve Accounts...................................... -26-

9.  NEGATIVE COVENANTS OF THE BORROWER....................... -26-
9.1.  Restriction on Leases.................................. -26-
9.2.  Restrictions on Easements, Covenants and Restrictions.. -26-
9.3.  Restrictions on Liens, Etc............................. -27-
9.4.  Merger, Consolidation and Disposition of Assets........ -27-

10.  EVENTS OF DEFAULT AND REMEDIES.......................... -28-

10.1.  Events of Default......................................-28-
10.2.  Acceleration...........................................-31-
10.3.  Other Remedies.........................................-32-
10.4.  Distribution of Collateral Proceeds....................-33-
10.5.  Power of Attorney......................................-33-
10.6.  Waivers................................................-33-

11.  MISCELLANEOUS AND GENERAL................................-33-
11.1.  Setoff.................................................-33-
11.2.  Expenses...............................................-34-
11.3.  Indemnification........................................-34-
11.4.  Rights of Third Parties................................-35-
11.5.  Survival of Covenants, Etc.............................-35-
11.6.  Participations.........................................-35-
11.7.  Relationship...........................................-35-
11.8.  Notices................................................-35-
11.9.  Governing Law..........................................-36-
11.10.  Consent to Jurisdiction; Waivers......................-37-
11.11.  Headings..............................................-37-
11.12.  Counterparts..........................................-37-
11.13.  Entire Agreement, Etc.................................-37-
11.14.  Consents, Amendments, Waivers, Etc....................-37-
11.15.  Time of the Essence...................................-38-
11.16.  Severability..........................................-38-
11.17.  Assignments...........................................-38-
11.18.  Waiver and Release by Borrower........................-38-
11.19.  Construction..........................................-39-
11.20.  Further Assurance.....................................-39-
11.21.  Binding Effect........................................-39-
11.22.  Exhibits..............................................-39-
11.23.  Termination...........................................-39-
11.24.  Loan Documents........................................-39-
11.25.  Leases................................................-39-
11.26.  Liability of the Lender...............................-39-

                                 LOAN AGREEMENT
                                 --------------


     THIS LOAN AGREEMENT, dated this ____ day of __________ 2000, by and between JAMESON PROPERTIES, LLC, a Georgia limited liability company, and its successors and assigns (the "Borrower") having its principal place of business at 8 Perimeter Center East, Suite 8050 Atlanta, Georgia 30346 and FIRST BANK, a Missouri banking corporation ("Lender") having its principal business address at 240 S.W. Jefferson, Peoria, Illinois 61602.

                                  WITNESSETH:

     RECITAL.  Borrower has requested Lender to lend Borrower the sum of Eleven
     -------
Million Dollars ($11,000,000.00) as provided herein (the "Loan"), and Lender is willing to do so upon the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the promises herein contained, other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and each intending to be legally bound hereby, the parties agree as follows:

 1.  DEFINITIONS AND RULES OF INTERPRETATION.
     ---------------------------------------

      1.1.  Definitions.  The following terms shall have the meanings set forth
            -----------
in this Section 1 or elsewhere in the provisions of this Agreement or other Loan Documents referred to below:

     Advance.  Any disbursement of the proceeds of the Loan made or to be made
     -------
by the Lender pursuant to the terms of this Agreement.

     Affiliate.  With respect to any Person (the "Specified Person") means any
     ---------
Person (1) who directly or indirectly controls, or is controlled by, or is under common control with such Specified Person; (2) who directly or indirectly beneficially owns or controls ten percent (10%) or more of the beneficial ownership (voting stock, general partnership interests, or otherwise) of such Specified Person; (3) ten percent (10%) or more of the beneficial ownership (voting stock, general partnership interests, or otherwise) of whom is owned, directly or indirectly, by the Specified Person; (4) who is an officer, director, partner, member, or trustee of the Specified Person; or (5) in whom the Specified Person is an officer, director, partner, member, or trustee. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, through the ownership of voting securities, partnership interests, membership interests or otherwise, by contract or otherwise.

     Agreement.  This Agreement, including any Schedules and Exhibits hereto.
     ---------                                 ---------     --------

     Appraisal.  An appraisal of the value of the Property, determined on an
     ---------
orderly liquidation basis, performed by a qualified independent appraiser selected by the Lender.

     Balance Sheet Date.  March 31, 2000.
     ------------------

     Business Day.  Any day on which Lender is open for the transaction of
     ------------
banking business.

     Closing Date.  The first date on which the conditions set forth in Section
     ------------
4 have been satisfied.

     Collateral.  All of (a) the property, rights and interests of the Borrower
     ----------
that are or are intended to be subject to the security interests, assignments, and mortgage liens created by the Loan Documents, including, without limitation, the Property, the Personal Property, and (b) the Guaranty.

     Combined Debt Service Coverage Ratio.  (a) EBITDA, less Replacement
     ------------------------------------
Reserves required pursuant to Section 8112, less real estate and personal property taxes for the Property, for all of the Property for the period in question divided by (b) Debt service for the period in question. The Combined Debt Service Coverage Ratio shall be calculated as of the end of each fiscal quarter of the Borrower for the previous four fiscal quarters of Borrower. The term "Debt" for purposes of this paragraph only shall mean the then current principal and interest payments due under the Note for the period in question.

     Consolidated or consolidated.  With reference to any term defined herein,
     ----------------------------
shall mean that term as applied to the accounts of the Borrower and its Subsidiaries, consolidated in accordance with generally accepted accounting principles.

     Debt Service Coverage Ratio.  (a) EBITDA for a Person for the period in
     ---------------------------
question divided by (b) Debt service for the period in question. The Debt Service Coverage Ratio shall be calculated as of the end of each fiscal quarter of the Borrower for the previous four fiscal quarters of Borrower. The term "Debt" for purposes of this paragraph only shall mean all liabilities of Borrower determined in accordance with generally accepted accounting principles.

     Default.  A condition or event which would, with the giving of notice or
     -------
lapse of time or both, constitute an Event of Default.

     Default Rate.  The default rate of interest set forth in the Note.
     ------------

     Distribution.  The declaration or payment of any dividend on or in respect
     ------------
of any shares of any class of capital stock of the Borrower, other than dividends payable solely in shares of common stock of the Borrower; the purchase, redemption, or other retirement of any shares of any class of capital stock of the Borrower, directly or indirectly; the return of capital by the Borrower to its shareholders as such; or any other distribution by the Borrower to Borrower's beneficial owners.

     Dollars or $.  Dollars in lawful currency of the United States of America.
     ------------

     EBITDA.  Earnings before interest, taxes, depreciation and amortization
     ------
determined in accordance with Generally Accepted Accounting Principles.

     Event of Default.  See Section 10.
     ----------------

     Financial Statements.  Those items required pursuant to Section 84 hereof.
     --------------------

     Financing Statements.  Uniform Commercial Code Form 1 Financing
     --------------------
Statement(s) from the Borrower in favor of the Lender giving notice of a security interest in the Collateral, such financing statements to be in form and substance satisfactory to the Lender.

     Generally Accepted Accounting Principles.  Principles that are (a)
     ----------------------------------------
consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time and (b) consistently applied with past financial statements of the Borrower adopting the same principles; provided that a certified public accountant would,
                              --------
insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in generally accepted accounting principles) as to financial statements in which such principles have been properly applied.

     Ground Lease.   That certain Lease between the City of Springfield,
     ------------
Illinois (the "City") and Prehn Plaza, Inc. ("Prehn") dated November 17, 1964, as amended by that certain Amended Lease between the City and Prehn, dated November 29, 1966 and recorded June 19, 1967 in the Office of the Recorder of Sangamon County, Illinois in Mortgage Records 1015 at Page 798 as Document No. 482815, as amended by that certain Amendment to Lease between City and Prehn, recorded August 1, 1986, in the Office of the Recorder of Sangamon County, Illinois as Document No. 32736, and as amended by that certain Amendment to Lease between City and Prehn, dated February 22, 1996, and that certain Amendment to Lease between City and Prehn dated June 23, 1997, neither of which Amendments was not recorded.

     Guarantor or Guarantors.  Jameson Inns, Inc. a Georgia corporation having
     -----------------------
an address at  8 Perimeter Center East, Suite 850 Atlanta, Georgia 30346.

     Guaranty or Guaranties.  The Unconditional Continuing Guaranty of All
     ----------------------
Obligations and Security Agreement, dated or to be dated on or prior to the Closing Date, made by each Guarantor in favor of the Lender, pursuant to which each Guarantor guarantees to the Lender the payment and performance of the Obligations, such Guaranties to be in form and substance satisfactory to the Lender.

     Hospitality.  Jameson Hospitality, LLC., a Georgia limited liability
     -----------
company.

     Indemnity Agreement.  The Indemnity Agreement dated or to be dated on or
     -------------------
prior to the Closing Date, made by the Borrower and the Guarantor in favor of the Lender, pursuant to which the Borrower and the Guarantor agree to indemnify the Lender with respect to Hazardous Materials, Environmental Laws, and Accessibility Laws, such Indemnity Agreement to be in form and substance satisfactory to the Lender.

     Individual Debt Service Coverage Ratio.  (a) EBITDA, less Replacement
     --------------------------------------
Reserves required
pursuant to Section 8112, less real estate and personal property taxes for the Property, hereunder for the Normal Property, the Peoria Property, or the Springfield Property, as the case may be for the period in question divided by
(b) Debt service for the period in question. The Individual Debt Service Coverage Ratio shall be calculated as of the end of each fiscal quarter of the Borrower for the previous four fiscal quarters of Borrower. The term "Debt" for purposes of this paragraph only shall mean, with respect to the Normal Property, the Peoria Property, or the Springfield Property, as the case may be, the then current principal and interest payments due under the Note for the period in question times a fraction, the numerator of which is the appraised value of the Normal Property, the Peoria Property, or the Springfield Property as of the date hereof, as the case may be, and the denominator of which is the aggregate appraised value of all of the Normal Property, the Peoria Property, and the Springfield Property as of the date hereof.

     Leases.  Leases, licenses, and agreements, whether written or oral,
     ------
relating to the use or occupation of space in the improvements on the Property by Persons other than the Borrower.

     Loan.  The loan which is the subject of this Agreement.
     ----

     Loan Amount.  Eleven Million Dollars ($11,000,000.00).
     -----------

     Loan Documents.  This Agreement, Note A, Note B, the Indemnity Agreement,
     --------------
the Normal Mortgage, the Peoria Mortgage, the Springfield Mortgage, the Financing Statements, the Normal Assignment of Leases, the Peoria Assignment of Leases, the Springfield Assignment of Leases, the Normal Assignment of Deposit Account, Peoria Assignment of Deposit Account, Springfield Assignment of Deposit Account, and all other agreements, documents and instruments now or hereafter evidencing, securing or otherwise relating to the Loan.

     Master Lease.  That certain Master Lease Agreement between Borrower (and/or
     ------------
affiliates of Borrower) and Hospitality dated as of May 7, 1999, and amended by Amendment No. 1 to Master Lease Agreement dated as of May 7, 1999, and as amended by Amendment No. 2 to Master Lease Agreement dated as of November 2, 2000, and as amended by Amendment No. 3 to Master Lease Agreement dated as of November 22, 2000, whereby Hospitality leases various properties from Borrower (and/or affiliates of Borrower) including the Normal Property, the Peoria Property, and the Springfield Property.

     Maturity Date. _____________, 2005.
     -------------

     Mortgage.  Collectively, the Normal Mortgage, the Peoria Mortgage, and the
     --------
Springfield Mortgage.

     Normal Assignment of Deposit Account.  The Assignment of Deposit Account
     ------------------------------------
for the Normal Property, dated or to be dated on or prior to the Closing Date, made by the Borrower in favor of the Lender, pursuant to which the Borrower assigns its right, title and interest in the Normal Reserve Account, such Assignment of Deposit Account to be in form and substance satisfactory to the Lender.

     Normal Assignment of Leases.  The Assignment of Leases and Rents, dated or
     ---------------------------
to be dated on or prior to the Closing Date, made by the Borrower in favor of the Lender, pursuant to which the Borrower assigns its right, title and interest as landlord in and to the Leases and the rents, issues and profits of the Normal Property, such Assignment of Leases and Rents to be in form and substance satisfactory to the Lender.

     Normal Mortgage.  That certain Mortgage and Security Agreement encumbering
     ---------------
the Normal Property, executed and delivered by Borrower in favor of Lender in connection with the Loan.

     Peoria Assignment of Deposit Account.  The Assignment of Deposit Account
     ------------------------------------
for the Peoria Property, dated or to be dated on or prior to the Closing Date, made by the Borrower in favor of the Lender, pursuant to which the Borrower assigns its right, title and interest in the Peoria Reserve Account, such Assignment of Deposit Account to be in form and substance satisfactory to the Lender.

     Peoria Assignment of Leases.  The Assignment of Leases and Rents, dated or
     ---------------------------
to be dated on or prior to the Closing Date, made by the Borrower in favor of the Lender, pursuant to which the Borrower assigns its right, title and interest as landlord in and to the Leases and the rents, issues and profits of the Peoria Property, such Assignment of Leases and Rents to be in form and substance satisfactory to the Lender.

     Peoria  Mortgage.  That certain Mortgage and Security Agreement encumbering
     ----------------
the Peoria Property, executed and delivered by Borrower in favor of Lender in connection with the Loan.

     Note.  Collectively, Note A and Note B.
     ----

     Note A. That certain promissory note in the amount of Six Million Dollars
     ------
($6,000,000.00) executed of even date herewith.

     Note B. That certain promissory note in the amount of  Five Million Dollars
     ------
($5,000,000.00) executed of even date herewith.

     Obligations.  The obligations of Borrower to:
     -----------

          (A) To repay all indebtedness, obligations and liabilities of the Borrower to the Lender, individually or collectively, existing on the date of this Agreement or arising thereafter, including any extensions, amendments, modifications, renewals, refinancings, refundings thereof and substitutions therefor, whether direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Agreement, any of the other Loan Documents, or the Note or other instruments at any time evidencing any thereof, or otherwise.

          (B) To repay to Lender all amounts advanced by Lender hereunder or otherwise on behalf of Borrower, including, but without limitation, advances for principal or interest payments to prior secured parties, mortgagee, or lienors, or for taxes, levies, insurance, rent, repairs to or maintenance or storage of any of the Collateral; and

          (C) To reimburse Lender, on demand, for all of Lender's expenses and costs, including without limitation the reasonable fees and expenses of its counsel, in connection with the enforcement of this Agreement, the preparation of the documents required hereunder, and the closing of the Loan, and including without limitation, any proceeding brought or threatened to enforce payment of any of the obligations referred to in the foregoing paragraphs (A) and (B).

     Permitted Liens.  Liens, security interests and other encumbrances
     ---------------
permitted by Section 93.

     Person.  Any individual, corporation, partnership, limited liability
     ------
company, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

     Personal Property.  All goods, materials, supplies, inventory, furnishings,
     -----------------
fixtures, furniture, machinery, equipment, all other items of tangible personal property, all general intangibles, all drawings, designs, specifications, blue prints, plans, promotional brochures, mailing lists, records, customer lists, all instruments, chattel paper, documents and accounts, and all proceeds, substitutes, replacements, accretions, accessions and products of any of the foregoing now or hereafter owned or acquired by the Borrower, wherever located, and either (i) to be located on or incorporated into the Property, (ii) used in connection with the construction of the Improvements or (iii) to be used in connection with the ownership, operation, or maintenance of the Property, excluding, however, leased computer equipment and software used in connection with the Property.

     Property.  Collectively the real property described on Exhibit A, A1 and
     --------                                               -----------------
A2, attached hereto and incorporated herein located in McLean County, Illinois, (the "Normal Property"), in Peoria County, Illinois (the "Peoria Property"), in Sangamon County, Illinois, (the "Springfield Property") respectively together with all improvements thereon and appurtenances thereto and more fully described in each Mortgage.

     Springfield Assignment of Deposit Account.  The Assignment of Deposit
     -----------------------------------------
Account for the Springfield Property, dated or to be dated on or prior to the Closing Date, made by the Borrower in favor of the Lender, pursuant to which the Borrower assigns its right, title and interest in the Springfield Reserve Account, such Assignment of Deposit Account to be in form and substance satisfactory to the Lender.

     Springfield Assignment of Leases.  The Assignment of Leases and Rents,
     --------------------------------
dated or to be dated on or prior to the Closing Date, made by the Borrower in favor of the Lender, pursuant to which the Borrower assigns its right, title and interest as landlord in and to the Leases and the rents, issues and profits of the Springfield Property, such Assignment of Leases and Rents to be in form and substance satisfactory to the Lender.

     Springfield  Mortgage.  That certain Leasehold Mortgage and Security
     ---------------------
Agreement encumbering the Springfield Property, executed and delivered by Borrower in favor of Lender in connection with the Loan.

     Sublease.  That certain Sublease of the Property between Prehn and
     --------
Stevenson Motor Inn Corporation ("SMIC"), dated November 29, 1966, and recorded June 19, 1967, in the Office of the Recorder of Sangamon County, Illinois in Book 1015 of Mortgages, Page 798, as Document No. 482815 ("the 1966 Sublease"), which 1966 Sublease was amended pursuant to that certain Amendment to Sublease between Prehn and SMIC recorded August 1, 1986, in the Office of the Recorder of Sangamon County, Illinois as Document No. 32737 (the "1986 Amendment"), and further amended by that certain Amendment to Sublease between Prehn and Motel Equity Venture Limited Partnership ("Motel Equity"), dated September 4, 1987, and recorded September 11, 1987, in the Office of the Recorder of Sangamon County, Illinois as Document No. 78779 (the "1987 Amendment") (the 1966 Sublease, as amended from time to time, including the 1986 Amendment and the 1987 Amendment, are referred to herein as the "Original Sublease"). Pursuant to that certain Assignment of Sublease and Amendment to Sublease, dated July 31, 1986, and recorded August 1, 1986, in the Office of the Recorder of Sangamon County, Illinois as Document No. 32738, SMIC assigned all of its rights, title, interest and estate in, to and under the Original Sublease to Ben H. Selph, Bryan W. Selph and David Selph (collectively the "Selph's"). Pursuant to that certain Assignment of Sublease and Amendment to Sublease, dated November 13, 1986, and recorded on March 26, 1987, in the Office of the Recorder of Sangamon County, Illinois as Document No. 59565, the Selph's assigned all of their rights, title, interest and estate in, to and under the Original Sublease to Private Capital Ltd. ("Private Capital"). Pursuant to that certain Assignment of Sublease and Amendment to Sublease, dated June 30, 1987, and recorded July 1, 1987, in the office of the Recorder of Sangamon County, Illinois as Document No. 71462, Private Capital assigned all of its rights, title, interest and estate in, to and under the Original Sublease to Motel Equity. Pursuant to that certain Assignment and Assumption of Sublease, dated as of October 21, 1993, and recorded October 26, 1993, in the Office of the Recorder of Sangamon County, Illinois as Document No. 93-47344, Motel Equity assigned all of its rights, title, interest and estate in, to and under the Original Sublease to Summit Avenue Properties, Inc. ("SAPI"). Pursuant to that certain Assignment and Assumption Agreement dated as of August 26, 1996, and recorded August 27, 1996, in the office of Sangamon County, Illinois as Document No. 96-34549, SAPI assigned all of its right, title, interest and estate in, to and under the Original Sublease to SI Springfield Corporation ("SISC"). The Original Sublease was further amended by the certain Amended and Restated Sublease between Prehn and SISC dated August 26, 1996, and recorded August 27, 1996, in the office of the Recorder of Sangamon County, Illinois as Document No. 96-34550 (the "Sublease"). Prehn and SISC further entered into an Amendment to Amended and Restated Sublease dated as of July __, 1997, extending the term of the Sublease to May 20, 2034. Signature Inns, Inc.("SII") merged into Jameson Inns, Inc., a Georgia corporation ("JII"), on May 7, 1999. Prior to such merger, SISC was a wholly owned subsidiary of SII and is now a wholly owned subsidiary of JII. On May 28, 1997, SII entered into a letter agreement with the City regarding the encroachment of a cantilevered canopy over a City Water, Light and Power Easement (the "Encroachment Agreement"), which was not recorded. Pursuant to that certain Assignment and Assumption Agreement dated as of __________________, 2000, SISC assigned all of its right, title, interest and estate in, to and under the Sublease to Borrower.

     Subordination Agreement.  Agreements among the Lender, the Borrower, and
     -----------------------
Hospitality pursuant to which Hospitality agrees to subordinate its rights under the Master Lease to the lien of the Normal Mortgage, the Peoria Mortgage, and the Springfield Mortgage, such agreements to be in form and substance satisfactory to the Lender.

     Survey.  An ALTA/ACSM survey of each Property prepared by a registered land
     ------
surveyor certified to Lender and the Title Company, which survey is to show the same by metes and bounds together with all easements as actually located (referring to same by book and page number of recordation or if the same cannot be located then, indicating the same), set back lines, improvements, walks, alleys, drives, former streets and alleys, if vacated, adjoining public roads, streets, or other thoroughfares, and all appurtenant easements, the proposed location of the buildings, a legal description of the Property and the area of the Property in square feet, dimensions, area, and locations of improvements, ingress and egress to and from the Property; parking area; easements, including all appurtenant easements, the location of adjacent streets, and such additional details as Lender may reasonably request, together with satisfactory evidence that the improvements on the Property do not and will not encroach upon any property line, building set-back line or easement.

     Surveyor's Certificate.  With respect to any Survey, a certificate executed
     ----------------------
by the surveyor who prepares such Survey dated as of a recent date and containing such information relating to each Property as the Lender or the Title Insurance Company may require.

     Taking.  Any condemnation for public use of, or damage by reason of, the
     ------
action of any Governmental Authority, or any transfer by private sale in lieu thereof, either temporarily or permanently.

     Title Insurance Company. First Associates Title LLC, with a usual place of
     -----------------------
business at 620 North McKnight Road, St. Louis, Missouri 63132-4911.

     Title Policy-Springfield.  An ALTA standard form title insurance policy
     ------------------------
issued by the Title Insurance Company (with such reinsurance or co-insurance as the Lender may require, any such reinsurance to be with direct access endorsements) in an amount not less than the Loan Amount insuring the priority of the Mortgage and that the Borrower holds marketable leasehold title to the Springfield Property, subject only to such exceptions as the Lender may approve and which shall not contain exceptions for mechanics liens, persons in occupancy (except under Leases which have been approved by Lender) or matters which would be shown by a survey, shall not insure over any matter except to the extent that any such affirmative insurance is acceptable to the Lender in its sole discretion, and shall contain such endorsements and affirmative insurance as the Lender in its discretion may require, including but not limited to (a) a comprehensive endorsement, (b) a variable rate of interest endorsement, (c) a future advance endorsement, and (d) an ALTA form 3.1 zoning endorsement.

     Title Policy-Normal.  An ALTA standard form title insurance policy issued
     -------------------
by the Title

Insurance Company (with such reinsurance or co-insurance as the Lender may require, any such reinsurance to be with direct access endorsements) in an amount not less than the Loan Amount insuring the priority of the Mortgage and that the Borrower holds marketable fee title to the Normal Property, subject only to such exceptions as the Lender may approve and which shall not contain exceptions for mechanics liens, persons in occupancy (except under Leases which have been approved by Lender) or matters which would be shown by a survey, shall not insure over any matter except to the extent that any such affirmative insurance is acceptable to the Lender in its sole discretion, and shall contain such endorsements and affirmative insurance as the Lender in its discretion may require, including but not limited to (a) a comprehensive endorsement, (b) a variable rate of interest endorsement, (c) a future advance endorsement, and (d) an ALTA form 3.1 zoning endorsement.

     Title Policy-Peoria.  An ALTA standard form title insurance policy issued
     -------------------
by the Title Insurance Company (with such reinsurance or co-insurance as the Lender may require, any such reinsurance to be with direct access endorsements) in an amount not less than the Loan Amount insuring the priority of the Mortgage and that the Borrower holds marketable fee title to the Peoria Property, subject only to such exceptions as the Lender may approve and which shall not contain exceptions for mechanics liens, persons in occupancy (except under Leases which have been approved by Lender) or matters which would be shown by a survey, shall not insure over any matter except to the extent that any such affirmative insurance is acceptable to the Lender in its sole discretion, and shall contain such endorsements and affirmative insurance as the Lender in its discretion may require, including but not limited to (a) a comprehensive endorsement, (b) a variable rate of interest endorsement, (c) a future advance endorsement, and (d) an ALTA form 3.1 zoning endorsement.

      1.2.  Rules of Interpretation.
            -----------------------

          (a) A reference to any agreement, budget, document or schedule shall include such agreement, budget, document or schedule as revised, amended, modified or supplemented from time to time in accordance with its terms and the terms of this Agreement.

          (b) The singular includes the plural and the plural includes the singular.

          (c) A reference to any law includes any amendment or modification to such law.

          (d) A reference to any Person includes its permitted successors and permitted assigns.

          (e)  The words "include", "includes" and "including" are not limiting.

          (f) The words "approval" and "approved", as the context so determines, means an approval in writing given to the party seeking approval after full and fair disclosure to the party giving approval of all material facts necessary in order to determine whether approval should be granted.

          (g) Reference to a particular Section refers to that section of this Agreement unless otherwise indicated.

          (h) The words "herein", "hereof", "hereunder" and words of like import shall refer to this Agreement as a whole and not to any particular section or subdivision of this Agreement.

 2.  THE NOTE; INTEREST; MATURITY AND PREPAYMENT.
     -------------------------------------------

      2.1.  The Note.  The Loan shall be evidenced by a promissory note of the
            --------
Borrower in substantially the form of Exhibit B1 hereto ( "Note A"), a
                                      -----------
promissory note of the Borrower in substantially the form of Exhibit B2 hereto
                                                             -----------
("Note B") (Note A and Note B are hereinafter collectively sometimes referred to as the "Note" or the "Notes") each dated as of the Closing Date and completed with appropriate insertions. The Notes shall be payable to the order of Lender in an aggregate principal amount equal to the Loan Amount.

      2.2.  Funds for Payments.
            ------------------

          (a) All payments of principal, interest, fees and any other amounts due under the Notes or under any of the other Loan Documents shall be made to the Lender, at its office at 240 S.W. Jefferson, Peoria, Illinois 61602, or at such other location that the Lender may from time to time designate, in each case not later than 2:00 p.m. (Peoria, Illinois time) on the day when due in immediately available funds in lawful money of the United States.

          (b) All payments by the Borrower under the Note and under any of the other Loan Documents shall be made without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrower is compelled by law to make such deduction or withholding. If any such obligation to deduct or withhold is imposed upon the Borrower with respect to any amount payable by it under the Note or under any of the other Loan Documents, the Borrower will pay to the Lender on the date on which such amount is due and payable under the Note or under such other Loan Document, such additional amount in dollars as shall be necessary to enable the Lender to receive the same amount which the Lender would have received on such due date had no such obligation been imposed upon the Borrower. The Borrower will deliver promptly to the Lender certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrower under the Note or under such other Loan Document.

      2.3.  Computations.  Interest on the Note shall be calculated on a daily
            ------------
basis by dividing the annual rate of interest by 360 to obtain the daily interest rate. All interest due hereunder shall be paid for the actual number of days elapsed. Whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension.

      2.4.  Maturity.  The Borrower promises to pay to the Lender on the
            --------
Maturity Date, and there shall become absolutely due and payable on the Maturity Date, the principal balance of the Notes outstanding on such date, together with any and all accrued and unpaid interest thereon.

      2.5.  Commitment Fee.  The Borrower agrees to pay to the Lender on the
            --------------
Closing Date a commitment fee in the amount of Eighty-Two Thousand Five Hundred Dollars ($82,500.00).

      2.6.  Interest on Overdue Amounts.  Overdue principal and (to the extent
            ---------------------------
permitted by applicable law) interest and all other overdue amounts payable hereunder or under any of the other Loan Documents shall bear interest payable on demand at the Default Rate until such amount shall be paid in full (whether before or after judgment).

      2.7.  Prepayment.  The Borrower shall have the right, at its election, to
            ----------
repay the outstanding amount principal balance of the Note, as a whole or in part, at any time without penalty or premium. Each such partial prepayment shall be in an integral multiple of One Thousand Dollars ($1,000.00), on the principal repaid to the date of payment. No amount prepaid by the Borrower may be reborrowed.

      2.8.  Alienation.  It is agreed, and the Mortgage and the Note shall so
            ----------
provide, that all indebtedness evidenced by the Note shall at the option of the holder of the Note become forthwith due and payable upon any assignment, sale, voluntary encumbrance, or other attempted alienation of the Property.

 3.  AGREEMENT TO MAKE NOTE B ADVANCES; LIMITATIONS.
     ----------------------------------------------

      3.1.  Agreement to Make Advances under Note B.  Subject to the terms and
            ---------------------------------------
conditions of this Agreement, the Lender agrees to lend to the Borrower and the Borrower may borrow from time to time between the Closing Date and December ____, 2001, upon submission by the Borrower of a Draw Request to the Lender in accordance with Section 32, such amounts as are requested by the Borrower up to a maximum aggregate principal amount equal to the amount of Note B. Each Draw Request for an Advance hereunder shall constitute a representation and warranty by the Borrower that the conditions set forth in Section 5 have been satisfied on the date of such Draw Request.

      3.2.  Draw Request.  At such time as the Borrower shall desire to obtain
            ------------
an Advance under Note B, the Borrower shall complete, execute and deliver to the Lender a Draw Request in the form of Exhibit C, attached hereto (hereinafter
                                     ---------
referred to as "Draw Request"). Each Draw Request shall state with particularity the purpose for which the Advance is requested and, in the event that any of such Advance is for the purpose of paying for labor or materials supplied with respect to any Property it shall be accompanied by written lien waivers from the contractor and such laborers, subcontractors and materialmen for work done and materials supplied by them. Borrower shall also provide Lender such other information, documentation and certification as the Lender shall reasonably request.

      3.3.  Amount; Notice and Frequency of Advances.  Each Draw Request shall
            ----------------------------------------
be submitted to the Lender at least three (3) Business Days prior to the date of the requested Advance, and no more frequently than once each month and shall be for an amount not less than Fifty Thousand Dollars ($50,000.00).

      3.4.  Advances Do Not Constitute a Waiver.  No Advance made by the Lender
            -----------------------------------
shall constitute a waiver of any of the conditions to the obligation of the Lender to make further Advances nor, in the event the Borrower fails to satisfy any such condition, shall any such Advance have the effect of precluding the Lender from thereafter declaring such failure to satisfy a condition to be an Event of Default.

      3.5.  Cessation of Disbursements.  Lender shall have the right to cause a
            --------------------------
cessation of Advances to Borrower and shall not be obligated to make any further Advances to Borrower upon the occurrence of any of the following:

          3.5.1.  A Default or Event of Default hereunder;

          3.5.2. If any of the improvements on the Property are materially damaged by fire or other casualty and not repaired within a reasonable period of time, unless Lender actually receives insurance proceeds or a cash deposit from Borrower sufficient in Lender's judgment to pay for the repair of such improvements in a timely manner; and

          3.5.3. If Borrower fails to deliver any items or documents required for disbursement hereunder or if an extension is granted by Lender for delivery of such item or document, then failure to deliver such item or document during any such extension.

     3.6.  Certain Events.  At the time of any Advance:
           --------------

          3.6.1. No Default. No Default or Event of Default shall have occurred
                 ----------
and be continuing;

          3.6.2. Adverse Change. No material adverse change shall have occurred
                 --------------
in the financial condition of Borrower since the submission of Financial Statements of Borrower on or about the date of this Agreement;

          3.6.3. Loan Documents. All of the Loan Documents shall be in full
                 --------------
force and effect; and

          3.6.4. Representations and Warranties. All of the representations and
                 ------------------------------
warranties of Borrower shall be true and correct.

  4.  CONDITIONS TO CLOSING.  The obligation of the Lender to close shall be
      ---------------------
subject to the satisfaction of the following conditions precedent:

      4.1.  Loan Documents.  Each of the Loan Documents shall have been duly
            --------------
executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to the Lender.
Lender shall have received a fully executed copy of each such document.

      4.2.  Contracts.  The Borrower shall have delivered to the Lender correct
            ---------
and complete photocopies of all contracts relating to the Property and the Personal Property.

      4.3.  Certified Copies of Organizational Documents.  The Lender shall have
            --------------------------------------------
received:

          4.3.1. Certified copies of (i) the Articles of Organization and all amendments thereto of Borrower certified by the Secretary of the State of Georgia; (ii) the operating agreement and all amendments thereto of Borrower;
(iii) certified copies of any required consent of Borrower's members; and (iv) the names and signatures of the all of the members or the managers of Borrower signing the Loan Documents; and containing (v) a certificate of good standing of Borrower under the laws of the States of Georgia and Illinois;

          4.3.2. A certificate by Guarantor's secretary certifying: (i) a copy of resolutions of Guarantor's Board of Directors authorizing the execution, delivery, and performance of the Loan Documents; (ii) a complete copy of Guarantor's By-Laws and all amendments thereto; (iii) a complete copy of Guarantor's Articles of Incorporation and all amendments thereto certified by the Secretary of the State of Georgia; (iv) the incumbency and signatures of the officers of Guarantor signing the Loan Documents; and containing (v) a certificate of good standing of Guarantor under the laws of the States of Georgia and Illinois;

          4.3.3. Certified copies of (i) the Articles of Organization and all amendments thereto of Hospitality certified by the Secretary of the State of Georgia; (ii) the operating agreement and all amendments thereto of Hospitality;
(iii) certified copies of any required consent of  Hospitality's members; and
(iv) the names and signatures of the all of the members or the managers of Hospitality signing the Loan Documents; and containing (v) a certificate of good standing of Hospitality under the laws of the States of Georgia and Illinois;

      4.4.  Deliveries.  The following items or documents shall have been
            ----------
delivered to the Lender by the Borrower and shall be in form and substance satisfactory to the Lender:

          4.4.1.  Title Policies.  The Normal Title Policy, the Peoria Title
                  --------------
Policy and the Springfield Title policy, together with proof of payment of all fees and premiums for such policies and true and accurate copies of all documents listed as exceptions under such policies.

          4.4.2.  Insurance.  If requested by Lender, duplicate originals or
                  ---------
certified copies of all policies of insurance required by the Mortgages to be obtained and maintained by the Borrower and certificates of insurance evidencing the insurance required by Section 87 to be obtained and maintained by the Borrower.

           4.4.3. Evidence of Access; Availability of Utilities. Evidence as to:
                  ---------------------------------------------

                  (i) the methods of access to and egress from the Property, and nearby or adjoining public ways, meeting the reasonable requirements of the Property and the status of completion of any required improvements to such access;

                  (ii) the availability of water supply and storm and sanitary sewer facilities meeting the reasonable requirements of the Property; and

                  (iii) the availability of all other required utilities, in location and capacity sufficient to meet the reasonable needs of the Property;

          4.4.4. Environmental Report.  An environmental site assessment report
                 --------------------
or reports of one or more qualified environmental engineering or similar inspection firms approved by the Lender, which report or reports shall indicate a condition of the Property and any existing improvements thereon in all respects satisfactory to the Lender in its sole discretion and upon which report or reports the Lender is expressly entitled to rely.

          4.4.5. Survey.  A Survey of the Normal Property, the Peoria Property
                 ------
and the Springfield Property (and any existing improvements thereon) and Surveyor's Certificate.

          4.4.6. Taxes.  Evidence of payment of all real estate taxes and
                 -----
municipal charges on the Property (and any existing improvements thereon) which were due and payable prior to the Closing Date.

          4.4.7. Financial Statements.  Financial Statements as required
                 --------------------
pursuant to Section 84 hereof.

          4.4.8. Flood Plain.  Evidence satisfactory to Lender the Property is
                 -----------
not in a federally designated flood plain zone or, in lieu thereof, a federally subsidized policy of flood insurance naming Lender as mortgagee.

          4.4.9. Zoning Letters.  Evidence satisfactory to Lender the Property
                 --------------
is zoned to permit its current use.

          4.4.10. Ground Lease; Estoppel.  Fully executed photocopies of the
                  ----------------------
Ground Lease with respect to the Springfield Property, together with an estoppel from the City of Springfield, Illinois, in form and substance satisfactory to the Lender.

          4.4.11. Sublease; Estoppel. Fully executed photocopies of the Sublease
                  ------------------
together with an estoppel from Prehn, in form and substance satisfactory to the Lender; and together with evidence that Borrower is an "Approved
Sublessee," as such term is defined in the Ground Lease.

          4.4.12. Master Lease.   Copies of the fully executed Master Lease and
                  ------------
all amendments thereto.

          4.4.13. Subordination Agreements.  Fully executed Subordination
                  ------------------------
Agreements, each in recordable form relating to each Mortgage.

      4.5.  Legal Opinions.  The Lender shall have received favorable opinions
            --------------
in form and substance satisfactory to the Lender, addressed to the Lender and dated as of the Closing Date, from Borrower's counsel relating to such matters as the Lender shall reasonably request.

      4.6.  Lien Search.  The Lender shall have received a certification from
            -----------
Title Insurance Company or counsel satisfactory to the Lender (which shall be updated from time to time at the Borrower's expense upon request by the Lender) that a search of the public records disclosed no conditional sales contracts, security agreements, chattel mortgages, leases of personalty, financing statements or title retention agreements which affect the Collateral.

      4.7.  Appraisal.  The Lender shall have received an Appraisal for each
            ---------
Property, in form and substance satisfactory to the Lender, stating that the Property has an aggregate fair market value of at least Seventeen Million Four Hundred Thousand Dollars ($17,400,000.00).

      4.8.  Commitment Fee;  Other Fees and Expenses.  The Borrower shall have
            ----------------------------------------
paid to Lender:

           4.8.1. Commitment Fee.  The commitment fee pursuant to Section 25
                  --------------
hereof;

           4.8.2. Attorneys' Fees.  Lender's attorneys' fees and expenses; and
                  ---------------

           4.8.3. Other Fees. All other fees and expenses of Lender incurred in
                  ----------
connection with the Loan.

      4.9.  Performance; No Default.  The Borrower shall have performed and
            -----------------------
complied with all terms and conditions herein required to be performed or complied with by it on or prior to the date of the initial Advance, and on the date of the initial Advance, there shall exist no Default or Event of Default.

      4.10.  Truth of Representations and Warranties.   The representations and
             ---------------------------------------
warranties made by the Borrower and the Guarantors in the Loan Documents or otherwise made by or on behalf of the Borrower or the Guarantors in connection therewith or after the date thereof shall have been true and correct in all respects when made and shall also be true and correct in all respects on the date of the initial Advance.

      4.11.  Waiver of Requirements. Lender in its sole and absolute discretion,
             ----------------------
may temporarily waive the requirements to deliver one or more of the items or documents required in this Section 4 with respect to one or more Advances under the Loan, however, at the sole and absolute discretion of Lender, such items or documents must be delivered to Lender prior to any further Advances of the Loan unless Lender otherwise agrees in writing.

5.  CONDITIONS OF SUBSEQUENT ADVANCES.  The obligation of the Lender to make
    ---------------------------------
any Advance after the date hereof shall be subject to the satisfaction of the following conditions precedent:

      5.1. Prior Conditions Satisfied. All conditions precedent to the closing
           --------------------------
and any prior Advance shall continue to be satisfied as of the date of such subsequent Advance.

      5.2. Performance; No Default. The Borrower shall have performed and
           -----------------------
complied with all terms and conditions herein required to be performed or complied with by it on or prior to the date of such Advance, and on the date of such Advance there shall exist no Default or Event of Default.

      5.3. No Damage. The Improvements shall not have been injured or damaged
           ---------
by fire, explosion, accident, flood or other casualty, unless the Lender shall have received insurance proceeds sufficient in the reasonable judgment of Lender to effect the satisfactory restoration of the Improvements and to permit the completion thereof on or prior to the Completion Date.

      5.4. Receipt of Documents by the Lender. The Lender shall have received
           ----------------------------------
the following items or documents which shall be in form and substance satisfactory to the Lender:

          5.4.1. Draw Request.  A Draw Request complying with the requirements
                 ------------
hereof, including those set forth in Section 32 hereof; and

          5.4.2. Endorsement to Title Policy. If required by the Title Insurance
                 ---------------------------
Company in order to provide coverage against mechanics' or materialmens' liens or to insure the priority of the Mortgage, a "date down" endorsement to the Title Policy indicating no change in the state of title and containing no survey exceptions not approved by the Lender, which endorsement shall, expressly or by virtue of a proper "pending disbursements" clause or endorsement in the Title Policy, increase the coverage of the Title Policy to the aggregate amount of all proceeds of the Loan advanced on or before the effective date of such endorsement;

      5.5.  Liens.  There shall be no liens filed of record against the
            -----
Property. Borrower shall provide Lender with written notice of any liens filed against the Property not later than three (3) Business Days following Borrower's receipt of notice of such liens. In addition, Borrower shall cause the Title Insurance Company to furnish Lender monthly reports of any liens filed against the Property. Lender shall have no obligation to make any Advances so long as any such liens are of record; provided, however, that the Borrower shall not be required to pay or discharge any lien filed against the Property so long as it, in good faith, shall be concurrently contesting any such lien and shall have either escrowed or posted a bond in an amount equal to one hundred and fifty percent (150%) of the amount being contested.

6.  CERTAIN RIGHTS OF THE LENDER.
    ----------------------------

      6.1.  Right to Obtain Appraisals.  The Lender shall have the right to
            --------------------------
obtain from time to time,
at the Borrower's cost and expense, updated Appraisals of the Property, provided
                                                                        --------
that so long as no Default or Event of Default shall have occurred and be continuing, the Borrower shall only be obligated to pay for the costs and expenses associated with one such Appraisal during any twelve (12) month period. The costs and expenses incurred by the Lender in obtaining such Appraisals shall be paid by the Borrower forthwith upon billing or request by the Lender for reimbursement therefor.

7.  REPRESENTATIONS AND WARRANTIES.  The Borrower represents and warrants to
    ------------------------------
the Lender as follows:

      7.1.  Organization; Authority; Etc.
            ----------------------------

           7.1.1.  Organization; Good Standing.
                   ---------------------------

               (i) Borrower is and shall continue to be a limited liability company organized and validly existing under the laws of the State of Georgia and authorized to do business in Illinois; and Borrower has and shall continue to have the lawful power to own its properties and to engage in the business it conducts;

               (ii) Borrower is and shall continue to be a corporation organized and validly existing under the laws of the State of Georgia and shall continue to be authorized to transact business in the State of Illinois; and Borrower has and shall continue to have the lawful power to own its properties and to engage in the business it conducts;

               (iii) Borrower (i) has all requisite power to own its property and conduct its business as now conducted and as presently contemplated, and (ii) is in good standing as a foreign entity and is duly authorized to do business in the jurisdiction where the Property is located and in each other jurisdiction where such qualification is necessary except where a failure to be so qualified in such other jurisdiction would not have a materially adverse effect on its business, assets or financial condition.

          7.1.2. Authorization.  The execution, delivery and performance of this
                 -------------
Agreement and the other Loan Documents to which the Borrower or the Guarantor is or is to become a party and the transactions contemplated hereby and thereby (i) are within the authority of such Person, (ii) have been duly authorized by all necessary proceedings on the part of such Person, (iii) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which such Person is subject or any judgment, order, writ, injunction, license or permit applicable to such Person, (iv) do not conflict with any provision of the articles of incorporation or bylaws, or any agreement or other instrument binding upon, such Person, and (v) do not require the approval or consent of, or filing with, any governmental agency or authority other than those already obtained and the filing of the Mortgage, the Assignment of Leases and the Financing Statements in the appropriate public records with respect thereto.

          7.1.3. Enforceability.  The execution and delivery of this Agreement
                 --------------
and the other Loan Documents to which the Borrower or the Guarantor is or is to become a party will result in valid and legally binding obligations of such Person enforceable against it in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

      7.2.  Title to Property and other Properties.
            --------------------------------------

          7.2.1. The Borrower holds good clear record and marketable fee simple absolute title to the Normal Property and Peoria Property and leasehold title to the Springfield Property, and owns the Personal Property, subject to no rights of others, including any mortgages, leases, conditional sale agreements, title retention agreements, liens or other encumbrances.

          7.2.2. The Borrower owns all of the assets reflected in the audited balance sheet of the Borrower as of the Balance Sheet Date or acquired since that date (except property and assets sold or otherwise disposed of in the ordinary course of business since that date), subject to no rights of others, including any mortgages, leases, conditional sales agreements, title retention agreements, liens or other encumbrances except Permitted Liens.

      7.3.  Financial Statements.  There has been furnished to the Lender an
            --------------------
audited balance sheet of the Borrower as of the Balance Sheet Date, and a statement of income for the fiscal year then ended, certified by Borrower's Certified Public Accountant. Such balance sheet and statement of income have been prepared in accordance with generally accepted accounting principles and fairly present the financial condition of the Borrower as of the close of business on the date thereof and the results of operations for the fiscal year then ended. As of the date of this Agreement, there are no liabilities or contingent liabilities of the Borrower known to the officers of the Borrower which are not disclosed in said balance sheet and the related notes thereto
          -------------
other than the Obligations.

      7.4.  No Material Changes, Etc.  Since the Balance Sheet Date, there has
            ------------------------
occurred no adverse change in the financial condition or business of the Borrower as shown on or reflected in the audited balance sheet of the Borrower as of the Balance Sheet Date, or the consolidated statement of income for the fiscal year then ended, other than changes in the ordinary course of business that have not had any adverse effect either individually or in the aggregate on the business or financial condition of the Borrower. Since the Balance Sheet Date, the Borrower has not made any Distribution.

      7.5.  Litigation.  There are no actions, suits, proceedings or
            ----------
investigations of any kind pending or threatened against the Borrower or the Guarantor before any court, tribunal or administrative agency or board that, if adversely determined, might, either in any case or in the aggregate, adversely affect the properties, assets, financial condition or business of such Person or materially impair the right of such Person to carry on business substantially as now conducted by it, or result in any liability not adequately covered by insurance, or for which adequate reserves are not maintained on the balance sheet of such Person, or which question the validity of this Agreement or any of the other Loan Documents, any action taken or to be taken pursuant hereto or thereto, or any lien or security interest created or intended to be created pursuant hereto or thereto, or which will adversely affect the ability of the Borrower or the Guarantor to construct, use and occupy the Property or to pay and perform the Obligations in the manner contemplated by this Agreement and the other Loan Documents.

      7.6.  No Materially Adverse Contracts, Etc.   Borrower is not subject to
            ------------------------------------
any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation that has or is expected in the future to have a materially adverse effect on the business, assets or financial condition of the
Borrower.   Borrower is not a party to any contract or agreement that has or is expected, in the judgment of the Borrower's officers, to have any materially adverse affect on the business of the Borrower.

      7.7.  Compliance With Other Instruments, Laws, Etc.   Borrower is not in
            --------------------------------------------
violation of any provision of its organizational documents, by-laws, or any agreement or instrument to which it may be subject or by which it or any of its properties may be bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that could result in the imposition of penalties or materially and adversely affect the financial condition, properties or business of the Borrower.

      7.8.  Tax Status.  The Borrower (a) has made or filed all federal and
            ----------
state income and all other tax returns, reports and declarations required by any jurisdiction to which any of them is subject and (b) have paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings, and (c) have set aside on their books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Borrower know of no basis for any such claim.

      7.9.  No Event of Default.  No Default or Event of Default has occurred
            -------------------
and is continuing.

      7.10. Investment Company Act.  Borrower is not an "investment company", or
            ----------------------
an "affiliated company" or a "principal underwriter" of an "investment company", as such terms are defined in the Investment Company Act of 1940.

      7.11. Absence of Financing Statements, Etc.  There is no financing
            ------------------------------------
statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry, or other public office, that purports to cover, affect or give notice of any present or possible future lien on, or security interest in, (a) any Collateral or (b) any other assets or property of the Borrower or any rights relating thereto.

      7.12. Setoff, Etc.  The Collateral and the rights of the Lender with
            -----------
respect to the Collateral
are not subject to any setoff, claims, withholdings or other defenses. The Borrower is the owner of the Collateral free from any lien, security interest, encumbrance and any other claim or demand.

      7.13. Condition of Property.  Neither the Property nor any part thereof is
            ---------------------
now damaged or injured as result of any fire, explosion, accident, flood or other casualty or has been the subject of any Taking, and to the knowledge of the Borrower, no Taking is pending or contemplated.

      7.14. Other Contracts.  The Borrower has made no contract or arrangement
            ---------------
of any kind or type whatsoever (whether oral or written, formal or informal), the performance of which by the other party thereto could give rise to a lien or encumbrance on the Property.

      7.15. Real Property Taxes; Special Assessments.  There are no unpaid or
            ----------------------------------------
outstanding real estate or other taxes or assessments on or against the Property or any part thereof which are payable by the Borrower (except only real estate taxes not yet due and payable). The Borrower has delivered to the Lender true and correct copies of real estate tax bills for the Property for the past fiscal tax year. No abatement proceedings are pending with reference to any real estate taxes assessed against the Property. There are no betterment assessments or other special assessments presently pending with respect to any part of the Property, and the Borrower has received no notice of any such special assessment being contemplated.

      7.16. Effect of Draw Request.  Each Draw Request submitted to the Lender
            ----------------------
as provided in Section 32 hereof shall constitute an affirmation that the representations and warranties contained in Section 7 of this Agreement and in the other Loan Documents remain true and correct as of the date thereof (except to the extent of changes resulting from transactions contemplated or permitted by the Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not adverse); and, unless the Lender is notified to the contrary, in writing, prior to the date of the requested Advance or any portion thereof, shall constitute an affirmation that the same remain true and correct on the date of such Advance.

8.  AFFIRMATIVE COVENANTS OF THE BORROWER.  The Borrower covenants and agrees
    -------------------------------------
that, so long as any Obligations are outstanding:

      8.1.  Punctual Payment.  The Borrower will duly and punctually pay or
            ----------------
cause to be paid the principal and interest on the Loan and all other amounts provided for in the Note, this Agreement and the other Loan Documents to which the Borrower is a party, all in accordance with the terms of the Note, this Agreement and such other Loan Documents.

      8.2.  Maintenance of Office.  The Borrower will maintain its chief
            ---------------------
executive office in DeKalb County, Georgia, or at such other place in the United States of America as the Borrower shall designate upon written notice to the Lender, where notices, presentations and demands to or upon the Borrower in respect of the Loan Documents may be given or made.

      8.3.  Records and Accounts.  The Borrower will (a) keep true and accurate
            --------------------
records and books of account in which full, true and correct entries will be made in accordance with generally accepted accounting principles and (b) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation and amortization of its properties, contingencies, and other reserves.

      8.4.  Financial Statements, Certificates and Information.  The Borrower
            --------------------------------------------------
will deliver or cause to be delivered to the Lender:

          8.4.1.  As soon as practicable, but in any event not later than ninety
(90) days after the end of each fiscal year of the Borrower, the consolidated balance sheet of the Borrower at the end of such year, and the related consolidated statement of income, statement of retained earnings and statement of cash flows for such year, each setting forth in comparative form the figures for the previous fiscal year and all such statements to be in reasonable detail, prepared in accordance with generally accepted accounting principles, and accompanied by an auditor's report prepared without qualification by an independent certified public accountant acceptable to the Lender;

          8.4.2. As soon as practicable, but in any event not later than forty-five (45) days after the end of each of the first three (3) fiscal quarters of the Borrower, copies of the unaudited balance sheet of the Borrower as at the end of such quarter, and the related unaudited statement of income, statement of retained earnings and statement of cash flows for the portion of the Borrower's fiscal year then elapsed, all in reasonable detail and prepared in accordance with generally accepted accounting principles, together with a certification by the principal financial or accounting officer of the Borrower that the information contained in such financial statements fairly presents the financial position of the Borrower on the date thereof (subject to year-end adjustments);

          8.4.3. Contemporaneously with the delivery of the financial statements referred to in subsection 841 above, a statement of all contingent liabilities of the Borrower which are not reflected in such financial statements or referred to in the notes thereto, and a statement of projected cash flows of the Borrower for the current fiscal year, all in reasonable detail and certified by the principal financial or accounting officer of the Borrower;

          8.4.4. Contemporaneously with mailing thereof, copies of all material of a financial nature sent to the stockholders of the Borrower;

          8.4.5. As soon as practicable, but in any event not later than one hundred and twenty (120) days after the end of each fiscal year of the Property, the operating statement for the Property at the end of such year, and the related statement of income for such year, each setting forth in comparative form the figures for the previous fiscal year and all such statements to be in reasonable detail, prepared in accordance with generally accepted accounting principles, prepared without qualification by Borrower's chief financial officer or by an independent certified public accountant acceptable to the Lender;

          8.4.6. As soon as practicable, but in any event not later than forty-five (45) days after the end of each of the first three (3) fiscal quarters of the Property for any fiscal year, the operating statement for the Property at the end of such quarter, and the related statement of income for such quarter, each setting forth in comparative form the figures for the previous fiscal year and all such statements to be in reasonable detail, prepared in accordance with generally accepted accounting principles, prepared without qualification by Borrower's chief financial officer or by an independent certified public accountant acceptable to the Lender;

          8.4.7. Within thirty (30) days following the end of each calendar year, and from time to time as Lender shall reasonably request, but no more frequently than quarterly, Guarantor's audited balance sheet and profit and loss statement prepared in accordance with generally accepted accounting principles consistently applied;

          8.4.8. Within thirty (30) days after the due date therefore, if requested by the Lender, copies of each Guarantor's state and federal tax returns;

          8.4.9. From time to time such other financial data and information (including accountants' management letters) as the Lender may reasonably request.

      8.5.  Notices.
            -------

          8.5.1.  Defaults.  The Borrower will promptly notify the Lender in
                  --------
writing of the occurrence of any Default or Event of Default, specifying the nature and existence of such Default or Event of Default and what action the Borrower is taking or proposes to take with respect thereto. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Agreement or under any note, evidence of indebtedness, indenture or other obligation to which or with respect to which the Borrower is a party or obligor, whether as principal or surety, and such default would permit the holder of such note or obligation or other evidence of indebtedness to accelerate the maturity thereof, which acceleration would have a material adverse effect on the Borrower, the Borrower shall forthwith give written notice thereof to the Lender, describing the notice or action and the nature of the claimed default.

          8.5.2.  Notification of Claims Against Collateral.  The Borrower will,
                  -----------------------------------------
immediately upon becoming aware thereof, notify the Lender in writing of any setoff, claims, withholdings or other defenses to which any of the Collateral, or the rights of the Lender with respect to the Collateral, are subject.

          8.5.3.  Notice of Litigation and Judgments.  The Borrower will give
                  ----------------------------------
notice to the Lender in writing within fifteen (15) days of becoming aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting the Property or affecting the Borrower or to which the Borrower is or is to become a party involving an uninsured claim against the Borrower that has a reasonable likelihood of being adversely determined and could reasonably be expected to have a material adverse effect on the Borrower and stating the nature and status of such litigation or proceedings. The Borrower will give notice to the Lender, in writing, in form and detail satisfactory to the Lender, within ten (10) days of any judgment not covered by insurance, final or otherwise, against the Borrower in an amount in excess of Ten Thousand Dollars ($10,000.00).

          8.5.4. Notice of Occupancy of Tenants.  The Borrower will give written
                 ------------------------------
notice to the Lender at least ten (10) days prior to the commencement of, and again on the date of, occupancy of the improvements on the Property by any tenant under a Lease, stating the name of the tenant, the date of occupancy, and the area so occupied.

      8.6.  Existence; Maintenance of Properties.  The Borrower will do or cause
            ------------------------------------
to be done all things necessary to preserve and keep in full force and effect its existence as a Georgia corporation. The Borrower will do or cause to be done all things necessary to preserve and keep in full force all of its rights and franchises. The Borrower (a) will cause all of its properties used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment, (b) will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Borrower may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, and (c) will continue to engage primarily in the businesses now conducted by it and in related businesses.

      8.7.  Insurance.
            ---------

          8.7.1.  Borrower's Insurance.  The Borrower will obtain and maintain
                  --------------------
insurance with respect to the Property as required by the Mortgage including but not limited to:

               (1) hazard insurance, covering such hazards as Lender may reasonably require, including without limitation, fire, earthquake, and tornado insurance, together with an ordinance or law coverage endorsement (form CP 04 05 or its equivalent), and insurance for vandalism and malicious mischief with respect to the Property with such insurance companies and in an amount not less than the greater of: (1) the "full insurable value" of the Property or (2) such other amounts as may from time to time be required by Lender, with no co-insurance clauses in the policies of insurance unless Lender shall consent thereto in writing. The "full insurable value" shall mean the actual replacement (excluding foundation and excavation costs and costs of underground flues, pipes, drains, and all uninsurable items) after deduction for physical depreciation and shall be determined from time to time at the request of Lender, not more frequently than once every five (5) years by an architect, contractor or appraisal company, or one of the insurers, and in any case, selected by and paid for by Borrower and approved by the Lender;

               (2) comprehensive general liability and property damage with bodily injury coverage with broad form coverage or with broad form coverage endorsement with such companies and in such amounts as Lender may reasonably require;

               (3) business interruption or rent loss insurance in an amount of not less than a sum equal to twelve (12) months rental or other income from all Leases or other uses, together with an ordinance or law - increased period of restoration endorsement (form CP 15 31 or its equivalent);

               (4) in the event any part of the Property is located in a flood plain, flood insurance in an amount reasonably acceptable to Lender;

               (5) during the period of any construction, a Contractor's All Risk Policy form, for the full insurable value of the Property; and

               (6) such other insurance from time to time reasonably required by Lender, all with such coverages, in such forms and with such insurers as may be required by Lender.

     All insurance policies shall not be cancelable or modifiable without at least thirty (30) days' written notice to Lender. All property insurance shall include the standard non-contributory mortgagee's clause or its equivalent in favor of Lender naming Lender as mortgagee with loss payable to Lender as such mortgagee. All other policies shall name Lender as an additional named insured.

     Borrower will deliver to Lender such policies marked "PAID", and new policies as replacement for any existing policies at least thirty (30) days before the date of expiration. Borrower shall pay or cause to be paid, as and when due, all premiums for all insurance policies.

     Borrower hereby agrees that, in the event Borrower fails to pay or cause to be paid the premium on any such insurance when due, Lender may do so and be reimbursed by Borrower therefor together with interest at the Default Rate. All amounts recoverable under any such policies with respect to the Property are hereby assigned to Lender. Borrower shall keep all such policies of insurance constantly assigned, pledged, and delivered to Lender for further securing the Obligations. In the event of a loss, each insurance company is authorized and directed to make payment for such loss directly to Lender, and Lender is authorized to adjust and compromise such loss proceeds without the consent of Borrower and to collect, receive, and receipt for such proceeds in the name of Borrower and Lender, and to endorse Borrower's name upon any check in payment of loss; provided, however, that prior to the occurrence of a Default or Event of Default hereunder Borrower shall be entitled to participate in all negotiations and settlement conferences regarding the same and shall have the right to approve the amount of all such settlements or compromises, which approval shall not be unreasonably withheld or delayed. This power shall be coupled with an interest and shall be irrevocable. All insurance proceeds shall be applied by Lender in accordance with the provisions of the Mortgage or if none, shall be applied to the Obligations whether or not the same are then due and payable.
The Borrower will maintain with respect to its other properties and business insurance with financially sound and reputable insurers against such casualties and contingencies as shall be in accordance with the general practices of businesses engaged in similar activities in similar geographic areas and in amounts, containing such terms, in such forms and for such periods as may be reasonable and prudent.

      8.8.  Taxes.
            -----

          8.8.1. The Borrower will pay all taxes, assessments and other governmental charges imposed upon it with respect to the Property or imposed upon the Property at the time and in the manner required by the Mortgage. The Borrower will promptly pay and discharge (by bonding or otherwise) all claims for labor, material or supplies that if unpaid might by law become a lien or charge against the Property or any part thereof or might affect the priority of the lien created by the Mortgage.

          8.8.2. The Borrower will duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges imposed upon it and its other real properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies that if unpaid might by law become a lien or charge upon any of its property; provided that any such tax,
                                                  --------
assessment, charge, levy or claim with respect to properties other than the Property need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if the Borrower shall have set aside on its books adequate reserves with respect thereto; and provided
                                                                        --------
further that the Borrower will pay all such taxes, assessments, charges, levies
-------
or claims forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor.

      8.9.  Inspection of Property, Other Properties and Books.
            --------------------------------------------------

          8.9.1. The Borrower shall permit the Lender to visit and inspect the Property and will cooperate with the Lender during such inspections.

          8.9.2. The Borrower shall permit the Lender at the Borrower's expense to examine the books of account of the Borrower (and to make copies thereof and extracts therefrom) and to discuss the affairs, finances and accounts of the Borrower with, and to be advised as to the same by, its officers, all at such reasonable times and intervals as the Lender may reasonably request; provided
                                                                     --------
that the Borrower shall only be obligated to pay the expenses associated with one such investigation during any twelve (12) month period.

      8.10.  Compliance with Laws, Contracts, Licenses, and Permits.  The
             ------------------------------------------------------
Borrower will comply with, (a) the applicable laws and regulations wherever its business is conducted, including all Environmental Laws, (b) the provisions of its organizational documents, and other charter documents and by-laws, (c) all agreements and instruments by which it or any of its properties may be bound, including, in the case of the Borrower the and all restrictions, covenants and easements affecting the Property, (d) all applicable decrees, orders and judgments, and (e) all licenses and permits required by applicable laws and regulations for the conduct of its business or the ownership, use or operation of its properties.

      8.11.  Further Assurances.
             ------------------

          8.11.1. Regarding Preservation of Collateral. The Borrower will
                  ------------------------------------
execute and deliver to the Lender such further documents, instruments, assignments and other writings, and will do such other acts necessary or desirable, to preserve and protect the Collateral at any time securing or intended to secure the Obligations, as the Lender may require.

          8.11.2. Regarding this Agreement. The Borrower will cooperate with,
                  ------------------------
and will do such further acts and execute such further instruments and documents as the Lender shall reasonably request to carry out to the Lender's satisfaction the transactions contemplated by this Agreement and the other Loan Documents.

      8.12. Operating Accounts.  Borrower shall deposit and  maintain all
            -------------------
operating and deposit accounts for the Normal Property, Peoria Property and the Springfield Property with Lender.

      8.13.  Reserve Accounts.   On the date hereof, Borrower shall deposit One
             ----------------
Hundred Thousand ($100,000.00) with Lender to be maintained in Account #
9920952268 (the "Normal Reserve Account").   On or about the 1/st/ day of each
month hereunder beginning on February 1, 2001, Borrower shall deposit monthly three percent (3%) of the gross revenue from the Normal Property received during the preceding month into the Normal Reserve Account. On the date hereof, Borrower shall deposit One Hundred Thousand ($100,000.00) with Lender to be
maintained in Account # 9920952255 (the "Peoria Reserve Account").   On or about
the 1/st/ day of each month hereunder beginning on February 1, 2001, Borrower shall deposit monthly three percent (3%) of the gross revenue from the Peoria Property received during the preceding month into the Peoria Reserve Account.
On or before February 1, 2001, Borrower shall deposit One Hundred Thousand ($100,000.00) with Lender to be maintained in Account # 9920952271 (the "Springfield Reserve Account"). On or about the 1/st/ day of each month hereunder beginning on February 1, 2001, Borrower shall deposit monthly three percent (3%) of the gross revenue from the Springfield Property received during the preceding month into the Springfield Reserve Account. Each of the Reserve Accounts shall be interest bearing accounts. Withdrawals from each Reserve Account may only be made after February 1, 2001, to fund furniture, fixture and equipment expenditures incurred in connection with the Property to which the respective Reserve Account is related, with such all such withdrawals being
subject to the Lender's prior written approval.   Each of the Reserve Accounts
shall be assigned to Lender as additional Collateral for the Obligations pursuant to the Assignment of Deposit Account for each Property.

9.  NEGATIVE COVENANTS OF THE BORROWER.  The Borrower covenants and agrees
    ----------------------------------
that, so long as any Obligation is outstanding:

      9.1.  Restriction on Leases.  Except for the Master Lease, the Borrower
            ---------------------
will not become a party to, or agree to become a party to, any Lease affecting the Property without the prior approval of the Lender. The Borrower will not amend, supplement or otherwise modify, or (except in the ordinary course of business as a result of a tenant default) terminate or cancel, or accept the surrender of, or grant any concessions to or waive the performance of any obligations of any tenant under, any Lease (other than extensions of the lease term under the same or better terms) without the prior approval of the Lender. Except in the ordinary course of business as a result of a tenant default, the Borrower will not, directly or indirectly, cause or permit to exist any condition which would result in the termination or cancellation of, or which would relieve the performance of any obligations of any tenant under, any Lease.

      9.2.  Restrictions on Easements, Covenants and Restrictions.  The Borrower
            -----------------------------------------------------
will not create or allow to be created or to exist any easement, right of way, restriction, covenant, condition, license or other right in favor of any Person which affects or might affect title to the Property or the use and occupancy of the Property or any part thereof without (i) submitting to the Lender the proposed instrument creating such easement, right of way, covenant, condition, license or other right, accompanied by a survey showing the exact proposed location thereof and such other information as the Lender may reasonably request, and (ii) obtaining the prior approval of the Lender.

      9.3.  Restrictions on Liens, Etc.  The Borrower will not (a) create or
            --------------------------
incur or allow to be created or incurred or to exist any lien, encumbrance, mortgage, pledge, charge, restriction or other security interest of any kind upon the Property, or upon the income or profits therefrom; (b) transfer the Property or assets or the income or profits thereof for the purpose of subjecting the same to the payment of indebtedness or performance of any other obligation in priority to payment of its general creditors; (c) acquire, or agree or have an option to acquire, any property or assets related to the Property upon conditional sale or other title retention or purchase money security agreement, device or arrangement; (d) allow to exist for a period of more than thirty (30) days after the same shall have been incurred any indebtedness or claim or demand against it that if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; or (e) sell, assign, pledge or otherwise transfer any accounts, contract rights, general intangibles, chattel paper or instruments related to the Property, with or without recourse; provided that the Borrower
                                                   --------
may create or incur or allow to be created or incurred or to exist the following (hereinafter referred to as "Permitted Liens"):

          (i) liens to secure taxes, assessments and other governmental charges in respect of obligations not overdue;

          (ii) deposits or pledges made in connection with, or to secure payment of, workmen's compensation, unemployment insurance, old age pensions or other Social Security obligations;

          (iii) liens of carriers, warehousemen, mechanics and materialmen, and other like liens on properties other than the Property in existence less than one hundred and twenty (120) days from the date of creation thereof in respect of obligations not overdue;

          (iv) liens in favor of the Lender under the Loan Documents or otherwise; and

          (v) other liens on the Property consisting of easements, rights of way, covenants and restrictions if and to the extent the same have been approved by the Lender.

      9.4.  Merger, Consolidation and Disposition of Assets.
            -----------------------------------------------

          9.4.1. The Borrower will not become a party to any merger or consolidation, or agree to or effect any asset acquisition or stock acquisition (other than the acquisition of assets in the ordinary course of business consistent with past practices).

          9.4.2. The Borrower will not become a party to or agree to or effect any disposition of the Property or any part thereof.

          9.4.3. The Borrower will not become a party to or agree to effect any disposition of assets, other than the disposition of assets not included in the Property in the ordinary course of business, consistent with past practices.


10.  EVENTS OF DEFAULT AND REMEDIES.
     ------------------------------

      10.1.  Events of Default.  The term "Event of Default" as used herein,
             -----------------
shall mean the occurrence of any of the following events:

          10.1.1. The failure of Borrower to pay the Obligations, or any part thereof, as said Obligations become due in accordance with the terms of the Note or of any other notes, instruments, documents or agreements now or hereafter evidencing, securing, or related to the Obligations, which failure shall continue for five (5) days after the giving of written notice that such amount is due by Lender or when accelerated pursuant to any provision thereof or of the Mortgage; or

          10.1.2. The failure by Borrower, or any other party thereto, to punctually and fully perform and observe each term, covenant, agreement, or condition contained herein or in the Note, the Mortgage, the Loan Documents or in any other notes, instruments, or agreements now or hereafter evidencing, securing, or related to the Obligations; or

if such failure shall continue for more than thirty (30) days after the giving of written notice thereof by Lender or, if such failure is incapable of being cured within said thirty (30) day period, Borrower fails to commence to cure said failure within said thirty (30) day period or fails to diligently prosecute said cure; or

          10.1.3. The default by Borrower or Guarantor under any other notes, agreements, mortgages, deeds of trust, security agreements, or any other obligations of Borrower or Guarantor to Lender, whether or not secured by the Collateral; or

          10.1.4. Any failure by the Borrower or Guarantor to pay at maturity, or within any applicable period of grace, any obligation for borrowed money or credit received, or any failure to observe or perform any material term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing borrowed money or credit received for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof; or

          10.4.5. A sale, transfer, conveyance, lease, contract for deed, or other disposition of all or any part of the Collateral or any interest therein, including a sale, transfer, conveyance, lease, contract for deed, or other disposition occasioned by an assignment for the benefit of creditors, appointment of a receiver, adjudication as a bankrupt, or the filing or instituting of bankruptcy proceedings by or against Borrower, without prior written notice to Lender and without Lender's prior written consent, which consent shall be at Lender's sole option and shall be upon such terms and conditions as Lender shall, at its sole option, elect; or

          10.1.6. Title to the Collateral is or becomes unsatisfactory to the Lender by reason of any lien, charge, encumbrance, title condition or exception (including without limitation, any mechanic's, materialman's or similar statutory or common law lien or notice thereof), and such matter causing title to be or become unsatisfactory is not cured or removed (including by bonding) within twenty (20) days after notice thereof from the Lender to the Borrower; or

          10.1.7. Borrower shall place or allow the placement of a mortgage or deed of trust or other lien or encumbrance upon all or any portion of the Collateral; or

          10.1.8. Any party other than Borrower shall assume or enter or undertake the performance of the obligations of Borrower under the Note, the Mortgage, or under any of the other Loan Documents; or

          10.1.9. The occurrence of any act or omission which would authorize or permit the holder or owner of an indebtedness or obligation secured by any superior lien against any of the Collateral to foreclose the superior lien; or

          10.1.10. Any substantial change in the legal or beneficial ownership of the Borrower or Guarantor; or

          10.1.11. Any Guarantor denies that such Guarantor has any liability or obligations under such Guarantor's Guaranty or the Indemnity Agreement, or shall notify the Lender of the Guarantor's intention to attempt to cancel or terminate such Guaranty or the Indemnity Agreement, or shall fail to observe or comply with any term, covenant, condition and agreement under such Guaranty or the Indemnity Agreement or any Guarantor gives notice to Lender that such Guarantor shall not be liable for any future Obligations or if Borrower gives notice of its intent to terminate the future advance clause under the Mortgage; or

          10.1.12. Any representation or warranty made or deemed to be made by or on behalf of the Borrower or the Guarantor in this Agreement or in any of the other Loan Documents, or in any report, certificate, financial statement document or other instrument delivered pursuant to or in connection with this Agreement or any of the other Loan Documents, shall prove to have been false or incorrect in any material respect upon the date when made or deemed to be made or repeated; or

          10.1.13. Any dissolution, termination, partial or complete liquidation, merger or consolidation of the Borrower or the guarantor, or any sale, transfer or other disposition of all or substantially all of the assets of the Borrower or the Guarantor, other than as permitted under the terms of this Agreement; or

          10.1.14. Any of the Loan Documents shall be canceled, terminated, revoked or rescinded otherwise than in accordance with the terms thereof or with the express prior approval of the Lender, or any action at law, suit in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of the Borrower or the guarantor which is a party thereto or any of their respective stockholders, partners, members or beneficiaries, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof; or

          10.1.15. Any suit or proceeding shall be filed against the Borrower, the Guarantor or the Property which, if adversely determined, would have a materially adverse affect on the ability of the Borrower or the Guarantor to perform each and every one of their respective obligations under and by virtue of the Loan Documents; or

          10.1.16. Any uninsured final judgment in excess of Ten Thousand Dollars ($10,000.00) shall be entered against the Borrower or the Guarantor and shall remain undischarged, unsatisfied and unstayed, for more than thirty (30) days, whether or not consecutive; or

          10.1.17. The Borrower or the Guarantor shall: (1) become insolvent,
(2) file a voluntary petition in bankruptcy under Title 11 of the United States Code, or an order for relief shall be issued against the Borrower or the Guarantor in any involuntary petition in bankruptcy under Title 11 of the United States Code, or the Borrower or the Guarantor shall file any petition or answer seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future federal, state or other law or regulation relating to bankruptcy, insolvency or other relief of debtors, or the Borrower or the Guarantor shall seek or consent to or acquiesce in the appointment of any custodian, trustee, receiver, conservator or liquidator of the Borrower or the Guarantor, respectively, or of all or any substantial part of its respective property, or the Borrower or the Guarantor shall make an assignment for the benefit of creditors, or the Borrower or the Guarantor shall fail generally to pay its debts as such debts become due, or the Borrower or the Guarantor shall give notice to any governmental authority or body of insolvency or pending insolvency or suspension of operations; or

          10.1.18. A court of competent jurisdiction shall enter any order, judgment or decree approving a petition filed against the Borrower or the Guarantor seeking any reorganization, arrangement, composition, readjustment, liquidation or similar relief under any present or future federal, state or other law or regulation relating to bankruptcy, insolvency or other relief for debtors, or appointing any custodian, trustee, receiver, conservator or liquidator of all or any substantial part of its property and the same is not dismissed within sixty (60) days after the institution thereof; or

          10.1.19. If the Collateral is seized under any writ or process of court or by any trustee or receiver; or

          10.1.20. The Borrower or the Guarantor shall be indicted for a federal crime, a punishment for which could include the forfeiture of any of its assets; or

          10.1.21.  The Property or any part thereof is subject to a Taking; or

          10.1.22. Any "Event of Default," as defined in any of the other Loan Documents, shall occur; or

          10.1.23. Failure of Borrower to deposit and maintain or cause to be deposited or maintained the Operating Accounts as set forth in Section 8.12 hereof; or

          10.1.24. Failure of Borrower to deposit and maintain the Reserve Accounts as set forth in Section hereof; or

          10.1.25. The occurrence of a default (beyond any applicable cure periods) under the Ground Lease or the Sublease; or

          10.1.26.  Any termination of the Ground Lease or the Sublease; or

          10.1.27. Failure to maintain an Individual Debt Service Coverage Ratio of at least 1.15 to 1 for each of the Normal Property, the Peoria Property and the Springfield Property at all times hereunder prior to and including December ____, 2001; or

          10.1.28. Failure to maintain an Individual Debt Service Coverage Ratio of at least 1.25 to 1 for each of the Normal Property, the Peoria Property and the Springfield Property at all times hereunder from and after December ____, 2001; or

          10.1.29. Failure to maintain a Combined Debt Service Coverage Ratio of at least 1.25 to 1 for the Normal Property, the Peoria Property and the Springfield Property at all times hereunder; or

          10.1.30. Failure of Guarantor to maintain a Debt Service Coverage Ratio of at least 1.25 to 1 at all times hereunder.

      10.2.  Acceleration.  If any one or more of the Events of Default shall
             ------------
occur, the Lender may, by notice to the Borrower, declare all unpaid principal of and accrued interest on the Note, together with all other amounts owing under the Loan Documents, to be immediately due and payable, whereupon same shall become and be immediately due and payable, anything in the Loan Documents to the contrary notwithstanding, and without presentment, protest, demand or other notice of any kind, all of which are hereby expressly waived by the Borrower; provided that if any one or more of the Events of Default specified in Section
--------
10117 or Section 10118 shall occur with respect to the Borrower and all unpaid principal of and accrued interest on the Note, together with all other amounts owing under the Loan Documents, automatically shall become and be immediately so due and payable, without any declaration or other act on the part of the Lender.

      10.3.  Other Remedies.  If any one or more of the Events of Default shall
             --------------
have occurred, and whether or not the Lender shall have accelerated the maturity of the Loan pursuant to Section 102, the Lender, if owed any amount with respect to the Loan may proceed to protect and enforce its rights and remedies under this Agreement, the Note or any of the other Loan Documents by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement and the other Loan Documents or any instrument pursuant to which the Obligations are evidenced. Without limiting the generality of the foregoing, Lender may immediately, without demand of performance and without other notice (except as specifically required by this Agreement or the Loan Documents) or demand whatsoever to Borrower, all of which are hereby expressly waived, sell at public or private sale or otherwise realize upon, the whole or, from time to time, any part of the Collateral, or any interest which Borrower may have therein. Any remainder of the proceeds after satisfaction in full of the Obligations shall be distributed as required by applicable Laws. Notice of any sale or other disposition of any of the Collateral consisting of personal property shall be given to Borrower at least five (5) days before the time of any intended public sale or of the time after which any intended private sale or other disposition of the Collateral is to be made, which Borrower hereby agrees shall be reasonable notice of such sale or other disposition. Borrower agrees to assemble, or to cause to be assembled, at its own expense, the Collateral at such place or places as Lender shall designate. At any such sale or other disposition, Lender may, to the extent permissible under applicable Laws, purchase the whole or any part of the Collateral, free from any right of redemption on the part of Borrower, which right is hereby waived and released. With respect to the exercise of Lender's right to nonjudicial foreclosure sale of the Property pursuant to the terms of the Mortgage, Lender shall be governed by the terms and conditions of the Mortgage and other applicable law of Illinois regarding real estate foreclosures. Without limiting the generality of any of the rights and remedies conferred upon Lender under this Section, Lender may, at Lender's sole option, to the full extent permitted by applicable Laws:

          10.3.1. Enter upon the premises of Borrower, exclude Borrower therefrom, and take immediate possession of the Collateral, either personally or by means of a receiver appointed ex parte by a court of competent jurisdiction,
                                 -- -----
using all necessary force to do so;

          10.3.2. Use, operate, manage, and control the Collateral in any lawful manner;

          10.3.3. Collect and receive all rents, income, revenue, earnings, issues and profits therefrom; and

          10.3.4. Maintain, repair, renovate, complete, alter, or remove the Collateral as Lender may determine in its discretion.

     No remedy conferred upon the Lender or the holder of any Note in this Agreement or in any of the other Loan Documents is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or thereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

      10.4.  Distribution of Collateral Proceeds.  In the event that, following
             -----------------------------------
the occurrence or during the continuance of any Default or Event of Default, the Lender receives any monies in connection with the enforcement of any the Loan Documents, or otherwise with respect to the realization upon any of the Collateral, such monies shall be distributed for application as follows:

          10.4.1. First, to the payment of or the reimbursement to Lender for or in respect of all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by the Lender in connection with the collection of such monies by the Lender, for the exercise, protection or enforcement by the Lender of all or any of the rights, remedies, powers and privileges of the Lender under this Agreement or any of the other Loan Documents or in respect of the Collateral or in support of any provision of adequate indemnity to the Lender against any taxes or liens which by law shall have, or may have, priority over the rights of the Lender to such monies;

          10.4.2. Second, to all other Obligations in such manner and order or preference as the Lender may determine in Lender's sole discretion;

          10.4.3. Third, upon payment and satisfaction in full or other provisions for payment in full satisfactory to the Lender of all of the Obligations, to the payment of any obligations required to be paid pursuant to
(S) 9-504(1)(c) of the Uniform Commercial Code of the State of Illinois; and

          10.4.4. Fourth, the excess, if any, shall be returned to the Borrower or to such other Persons as are entitled thereto.

      10.5.  Power of Attorney.  For the purposes of carrying out the provisions
             -----------------
and exercising the rights, remedies, powers and privileges granted by or referred to in this Section 10, the Borrower hereby irrevocably constitutes and appoints the Lender its true and lawful attorney-in-fact, with full power of substitution, to execute, acknowledge and deliver any instruments and do and perform any acts which are referred to in this Section 10, in the name and on behalf of the Borrower. The power vested in such attorney-in-fact is, and shall be deemed to be, coupled with an interest and irrevocable.

      10.6. Waivers. The Borrower hereby waives to the extent not prohibited by
            -------
applicable law (a) all presentments, demands for performance, notices of nonperformance (except to the extent required by the provisions hereof or of any of the other Loan Documents), protests and notices of dishonor, (b) any requirement of diligence or promptness on the part of the Lender in the enforcement of its rights (but not fulfillment of its obligations) under the provisions of this Agreement or any of the other Loan Documents, and (c) any and all notices of every kind and description which may be required to be given by any statute or rule of law and any defense of any kind which the Borrower may now or hereafter have with respect to its liability under this Agreement or under any of the other Loan Documents.

11.  MISCELLANEOUS AND GENERAL.
     -------------------------

      11.1.  Setoff.  Regardless of the adequacy of any collateral, during the
             ------
continuance of any Event of Default, any deposits (general or specific, time or demand, provisional or final, regardless of currency, maturity, or the branch of Lender where such deposits are held) or other sums credited by or due from Lender to the Borrower and any securities or other property of the Borrower in the possession of Lender may be applied to or set off against the payment of Obligations and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of the Borrower to the Lender.

      11.2.  Expenses.  The Borrower agrees to pay (a) the reasonable costs of
             --------
producing and reproducing this Agreement, the other Loan Documents and the other agreements and instruments mentioned herein, (b) any taxes (including any interest and penalties in respect thereto) payable by the Lender (other than taxes based upon the Lender's net income), including any recording, mortgage or intangibles taxes in connection with the Mortgage, or other taxes payable on or with respect to the transactions contemplated by this Agreement, including any taxes payable by the Lender after the Closing Date (the Borrower hereby agreeing to indemnify the Lender with respect thereto), (c) all title insurance premiums,
(d) the reasonable fees, expenses and disbursements of the Lender's counsel or any local counsel to the Lender incurred in connection the making of the Loan and the preparation, review, administration or interpretation of the Loan Documents and other instruments mentioned herein, and amendments, modifications, extensions, approvals, consents or waivers hereto or hereunder, (e) the fees, expenses and disbursements of the Lender incurred by the Lender in connection with the preparation, administration or interpretation of the Loan Documents and other instruments mentioned herein (including all Appraisal fees and surveyor fees) (f) all reasonable out-of-pocket expenses (including reasonable attorneys' fees and costs, which attorneys may be employees of the Lender and including attorneys' fees for representation in proceedings under the Bankruptcy Code) and the fees and costs of consultants, accountants, auctioneers, receivers, brokers, property managers, appraisers, investment bankers other experts retained by any Lender in connection with (i) the enforcement of or preservation of rights under any of the Loan Documents against the Borrower or the Guarantor or the administration thereof after the occurrence of a Default or Event of Default and
(ii) any litigation, proceeding, or dispute whether arising hereunder or otherwise, in any way related to the Lender's relationship with the Borrower or the Guarantor, and (g) all reasonable fees, expenses and disbursements of the Lender incurred in connection with UCC searches, UCC filings, title rundowns, title searches, or mortgage recordings. The covenants of this Section 112 shall survive payment or satisfaction of payment of all amounts owing with respect to the Note.

      11.3.  Indemnification. The Borrower agrees to indemnify, defend, and hold
             ---------------
Lender harmless from and against any and all claims, actions and suits, whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of this Agreement or any of the other Loan Documents or the transactions contemplated hereby and thereby, in each case including, without limitation, the reasonable fees and disbursements of counsel and allocated costs of internal counsel incurred in connection with any such investigation, litigation or other proceeding. In litigation, or the preparation therefor, the Lender shall be entitled to select its own counsel and, in addition to the foregoing indemnity, the Borrower agrees to pay promptly the reasonable fees and expenses of such counsel. The obligations of the Borrower under this Section 113 shall survive the repayment of the Loan and shall continue in full force and effect so long as the possibility of such claim, action or suit exists. If, and to the extent that the obligations of the Borrower under this
Section 113 are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law.

      11.4.  Rights of Third Parties.  All conditions to the performance of the
             -----------------------
obligations of the Lender under this Agreement are imposed solely and exclusively for the benefit of the Lender and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms and no other Person shall, under any circumstances, be deemed to be a beneficiary of such conditions, any and all of which may be freely waived in whole or in part by the Lender at any time if in its sole discretion it deems it desirable to do so. No third party shall have any right whatsoever hereunder to compel compliance with any provision hereof, whether at law or in equity.

      11.5.  Survival of Covenants, Etc.  All covenants, agreements,
             --------------------------
representations and warranties made herein, in the Note, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of the Borrower or the Guarantor pursuant hereto and thereto shall be deemed to have been relied upon by the Lender, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Lender of the Loan, as herein contemplated, and shall continue in full force and effect so long as any amount due under this Agreement or the Note or any of the other Loan Documents remain outstanding. All statements contained in any certificate or other paper delivered to any Lender or the Lender at any time by or on behalf of the Borrower or the Guarantor pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrower or the Guarantor hereunder.

      11.6.  Participations. Lender may sell participations to one or more banks
             --------------
or other entities in all or a portion of Lender's rights and obligations under this Agreement and the other Loan Documents. The Borrower agrees that in addition to disclosures made in accordance with standard banking practices any Lender may disclose information obtained by Lender pursuant to this Agreement to assignees or participants and potential assignees or participants hereunder.

      11.7.  Relationship.  The relationship between the Lender and the Borrower
             ------------
is solely that of a lender and borrower, and nothing contained herein or in any of the other Loan Documents shall in any manner be construed as making the parties hereto partners, joint venturers or any other relationship other than lender and borrower.

      11.8.  Notices.  Each notice, demand, election or request provided for or
             -------
permitted to be given pursuant to this Agreement (hereinafter in this Section 118 referred to as "Notice") must be in writing and shall be deemed to have been properly given or served by personal delivery or by sending same by overnight courier or by depositing same in the United States Mail, postpaid and registered or certified, return receipt requested, or by facsimile transmission or telegraph and addressed as follows:

          (A)  If to Borrower:      Jameson Properties, LLC
                                    8 Perimeter Center East, Suite 850
                                    Atlanta, Georgia 30346
                                    Attention: Craig R. Kitchin
                                    Fax Number: 770-396-0103

               with a copy to:      Steve Curlee
                                    8 Perimeter Center East
                                    Suite 8050
                                    Atlanta, GA  30346
                                    Fax: 770-901-9203

          (B)  If to Lender:        First Bank
                                    240 S.W. Jefferson
                                    Peoria, Illinois 61602
                                    Attention: Michael Dexter
                                    Fax Number: 309-637-6185

               with a copy to:      Robert C. Graham, III
                                    Armstrong Teasdale LLP
                                    One Metropolitan Square
                                    Suite 2600
                                    St. Louis, Missouri 63102
                                    Fax Number: (314) 621-5065


Each Notice shall be effective upon being personally delivered or upon being sent by overnight courier or by facsimile transmission or telegraph or upon being deposited in the United States Mail as aforesaid. The time period in which a response to such Notice must be given or any action taken with respect thereto (if any), however, shall commence to run from the date of receipt if personally delivered, sent by overnight courier, or sent by facsimile transmission or telegraph, or if so deposited in the United States Mail, the earlier of three (3) Business Days following such deposit or the date of receipt as disclosed on the return receipt. Rejection or other refusal to accept or the inability to deliver because of changed address for which no Notice was given shall be deemed to be receipt of the Notice sent. By giving at least thirty
(30) days prior Notice thereof, the Borrower, the Lender shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses and each shall have the right to specify as its address any other address within the United States of America. Notwithstanding anything herein to the contrary, the "copy to" Notice to be given as set forth above is a courtesy copy only; and a Notice given to such person is not sufficient to effect giving a Notice to the principal party, nor does a failure to give such a courtesy copy of a Notice constitute a failure to give Notice to the principal party.

      11.9.  Governing Law. This Agreement and each of the other Loan Documents,
             -------------
except as otherwise specifically provided therein, are contracts under the laws of the State of Illinois and shall for all purposes be construed in accordance with and governed by the laws of said State (excluding the laws applicable to conflicts or choice of law).

      11.10.  Consent to Jurisdiction; Waivers.  THE BORROWER HEREBY IRREVOCABLY
              --------------------------------
AND UNCONDITIONALLY (A) SUBMITS TO PERSONAL JURISDICTION IN THE STATE OF ILLINOIS OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, AND (B) WAIVES ANY AND ALL PERSONAL RIGHTS UNDER THE LAWS OF ANY STATE (I) TO THE RIGHT, IF ANY, TO TRIAL BY JURY, (II) TO OBJECT TO JURISDICTION WITHIN THE STATE OF ILLINOIS OR VENUE IN ANY PARTICULAR FORUM WITHIN THE STATE OF ILLINOIS, AND (III) TO THE RIGHT, IF ANY, TO CLAIM OR RECOVER ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN ACTUAL DAMAGES. THE BORROWER AGREES THAT, IN ADDITION TO ANY METHODS OF SERVICE OF PROCESS PROVIDED FOR UNDER APPLICABLE LAW, ALL SERVICE OF PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED DIRECTED TO THE BORROWER AT THE ADDRESS SET FORTH IN SECTION 118 ABOVE, AND SERVICE SO MADE SHALL BE COMPLETE FIVE (5) DAYS AFTER THE SAME SHALL BE SO MAILED. NOTHING CONTAINED HEREIN, HOWEVER, SHALL PREVENT THE LENDER FROM BRINGING ANY SUIT, ACTION OR PROCEEDING OR EXERCISING ANY RIGHTS AGAINST ANY COLLATERAL AND AGAINST THE BORROWER, AND AGAINST ANY PROPERTY OF THE BORROWER, IN ANY OTHER STATE. INITIATING SUCH SUIT, ACTION OR PROCEEDING OR TAKING SUCH ACTION IN ANY STATE SHALL IN NO EVENT CONSTITUTE A WAIVER OF THE AGREEMENT CONTAINED HEREIN THAT THE LAWS OF THE STATE OF ILLINOIS SHALL GOVERN THE RIGHTS AND OBLIGATIONS OF THE BORROWER, THE LENDER HEREUNDER OR THE SUBMISSION HEREIN BY THE BORROWER TO PERSONAL JURISDICTION WITHIN THE STATE OF ILLINOIS.

      11.11.  Headings.  The captions in this Agreement are for convenience of
              --------
reference only and shall not define or limit the provisions hereof.

      11.12.  Counterparts.  This Agreement and any amendment hereof may be
              ------------
executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

      11.13.  Entire Agreement, Etc.  The Loan Documents and any other documents
              ---------------------
executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in Section 11.14.

      11.14.  Consents, Amendments, Waivers, Etc.  Except as otherwise expressly
              ----------------------------------
set forth in any particular provision of this Agreement, any consent or approval required or permitted by this Agreement to be given by the Lender may be given, and any term of this Agreement or of any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrower of any terms of this Agreement or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Lender. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of the Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances. All rights and remedies of Lender are cumulative and concurrent and the exercise of one right or remedy shall not be deemed a waiver or release of any other right or remedy.

      11.15.  Time of the Essence.  Time is of the essence with respect to each
              -------------------
and every covenant, agreement and obligation of the Borrower under this Agreement and the other Loan Documents.

      11.16.  Severability.  The provisions of this Agreement are severable, and
              ------------
if any term, covenant or condition of this Agreement or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Agreement or the application of such term, covenant, or condition to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby and each term, covenant, and condition of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

      11.17.  Assignments.  Borrower may not assign its rights under this
              -----------
Agreement. Lender may transfer, assign, negotiate, pledge, sell, grant participations or otherwise hypothecate all or any portion of this Agreement, and/or the Loan contemplated herein, and any of its rights and security hereunder to additional parties (the "Additional Parties"). Within fifteen (15) days after receipt of written request from Lender specifically referring to this paragraph and indicating that a response must be received within such fifteen
(15) day period, Borrower shall furnish to Lender a statement certifying the terms and conditions of the Loan. Borrower's failure to effectively respond to such request shall be conclusively construed as Borrower's consent and approval of the terms set forth therein, and Lender and all Additional Parties shall be entitled to rely conclusively upon such consent and approval. Borrower consents to the review of any loan documents, financial statements and other documents and information of Borrower for the purpose of evaluation and analysis of Borrower and the Property by such Additional Parties.

      11.18.  Waiver and Release by Borrower. To the maximum extent permitted by
              ------------------------------
applicable Laws, Borrower:

          11.18.1. Waives: (1) protest of all commercial paper at any time held by Lender on which Borrower is any way liable; and (2) notice and opportunity to be heard, after acceleration in the manner provided in Section 10 before exercise by Lender of the remedies of self-help, set-off, or of other summary procedures permitted by any applicable Laws or by any agreement with

Borrower and, except where required hereby or by any applicable Laws, notice of any other action taken by Lender; and

          11.18.2. Releases Lender and its officers, attorneys, agents and employees from all claims for loss or damage caused by any act or omission on the part of any of them except willful misconduct or gross negligence.

11.19.  Construction.  The provisions of this Agreement shall be in addition
        ------------
to those of the

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